Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

May 16, 2024

Jamf Holding Corp.

100 Washington Ave S, Suite 1100

Minneapolis, MN 55401

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Jamf Holding Corp., a Delaware corporation (the “Company”), in connection with the proposed sale of up to an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) by certain stockholders of the Company (the “Selling Stockholders”) identified in the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2022 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement on Form S-3ASR, as amended or supplemented, and the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement”), the prospectus contained therein (the “Prospectus”) and the supplement to the Prospectus dated as of May 13, 2024 (the “Prospectus Supplement”).

We understand that the Shares are to be resold to the public as described in the Registration Statement, the Prospectus and the Prospectus Supplement and pursuant to an underwriting agreement to be entered into by and among the Company, the Selling Stockholders and the underwriters party thereto, substantially in the form as will be filed by the Company as an exhibit to a Current Report on Form 8-K.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”), (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the Prospectus and (v) the Prospectus Supplement.

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Jamf Holding Corp.

May 16, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Jamf Holding Corp.

May 16, 2024

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP